UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.


                                  FORM 8-K

                               CURRENT REPORT

                      PURSUANT TO SECTION 13 or 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                             September 13, 2002
                               --------------
              Date of Report (Date of earliest event reported)



                           KLEENAIR SYSTEMS, INC.
                     ----------------------------------
             (Exact Name of Registrant as specified in Charter)



                       Commission File No. 033-03362



          Nevada                                       87-0431043
   ----------------------------                  -------------------
   (State of Other Jurisdiction                    (I.R.S. Employer
     of Incorporation)                             Identification No.)




1711 Langley Avenue, Irvine, California                 92614
---------------------------------------              ------------
(Address of Principal Executive Office)               (Zip Code)


   Registrant's Telephone Number, Including Area Code: (949) 955-3492



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Item 5. Other Events


On September 13, 2002, KleenAir Systems, Inc. ("KAIR") entered into an agreement with Extengine Transport Systems, LLC, EcoLogic LLC and Phillip K. Roberts restating and reaffirming certain matters respecting their relationship including KAIR's license agreement with Extengine Transport Systems, LLC which is the subject of litigation to terminate the license to Extengine for cause. A summary of the principal terms of the agreement is as follows:

1. EcoLogic LLC and Extengine Transport Systems, LLC granted KAIR an option until January 11, 2003 to repurchase 990,000 shares of KAIR common stock owned by Extengine and EcoLogic at an exercise price of $0.625; the option shares are to be escrowed during the period of the option.

2. KAIR loaned Extengine Transport Systems, LLC the sum of $100,000 secured by the pledge of 190,000 shares of KAIR common stock, such loan due and payable on March 11, 2003.

3. KAIR granted EcoLogic an eighteen (18) month warrant to purchase 240,000 shares of KAIR common stock at an exercise price of $0.625 which exercise may be paid in cash or may be a "cashless" exercise.

4. The lawsuit filed by KAIR to terminate the Amended and Restated License Agreement of KAIR's technology to Extengine will proceed on November 15, 2002 on the issues of termination for cause in arbitration under the rules of the American Arbitration Association. The parties agreed to meet on or before September 18, 2002 to attempt resolution of the dispute.





Item 7. Financial Statements and Exhibits



    (c)   Exhibits

    None




                                 Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            KLEENAIR SYSTEMS, INC.

Date:  09/20/02                             By: /s/ Lionel Simons
                                                Lionel Simons
                                                President


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